Exhibit 99.2

FIRST FLORIDA BANCORP, INC.

REVOCABLE APPOINTMENT OF PROXY

FOR THE

SPECIAL MEETING OF SHAREHOLDERS

OCTOBER 18, 2019

The undersigned hereby appoint(s) Frank B. Burge, as Chairman of the Board, and Jennifer L. Baldwin, as Secretary of the Board, and each of them, as proxy of the undersigned, with full power of substitution, to vote all the shares of common stock of First Florida Bancorp, Inc. (the “Company”), parent company of First Florida Bank (the "Bank") that the undersigned would be entitled to vote if personally present at a special meeting of the shareholders of the Company to be held at The Sandestin Linkside Center located at 9300 Emerald Coast Parkway West, Miramar Beach, Florida, on October 18, 2019, at 9:00 a.m., Central Time, subject to any adjournment or postponement thereof (the "Special Meeting"):

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED BELOW, EXCEPT FOR THE 280G PROPOSAL. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO THE 280G PROPOSAL, THIS PROXY WILL BE VOTED “AGAINST” THE 280G PROPOSAL.

(Please mark, sign and date this proxy and mail it in the enclosed return envelope.)

1.             Merger Proposal. To approve the Agreement and Plan of Merger, dated as of July 22, 2019, which we refer to as the merger agreement, by and between the Company and The First Bancshares, Inc., which provides for the merger of the Company with and into The First Bancshares, Inc. with The First Bancshares, Inc. as the surviving company.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.             280G Proposal. To approve a portion of certain compensatory payments (the “Excess Payments”) that S. Brett Wilson, Donald Collins, and Tammy Winters are or may be entitled to receive in connection with the merger or certain subsequent events in order to avoid any potential adverse federal tax consequences for the Company and such individuals under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

FOR ☐	AGAINST ☐	ABSTAIN ☐

If the undersigned shareholder is not an individual (any such shareholder, an “Entity Shareholder”), the Entity Shareholder hereby represents that the undersigned is duly authorized by the Entity Shareholder to execute this Proxy Card and that one or more of the following statements is true: (i) the Entity Shareholder owns 1% or less of the total value of the outstanding stock of the Company, (ii) less than 33⅓% of the total gross fair market value of all assets (i.e., the value of the assets, determined without regard to any liabilities associated with such assets) of the Entity Shareholder consists (directly or indirectly) of stock of the Company, or (iii) the Entity Shareholder conducted a separate vote of the persons holding the voting power of the Entity Shareholder (taking into account the normal voting rights of the Entity Shareholder to determine which owners must vote) and the persons holding more than 75% of such voting power voted to approve or disapprove the Excess Amounts after being provided with a copy of the Proxy Statement.

3.             Adjournment Proposal. To adjourn the Special Meeting to a later date or dates if the board of directors of the Company determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger proposal or the 280G proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of the Shareholders and Proxy Statement. The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. This appointment of proxy may be revoked at any time before its exercise.

PLEASE MARK, SIGN, AND DATE AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. PLEASE ALSO INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.

OWNER:	CO-OWNER (if any)

Name:	Name:

Signature:	Signature:

I WILL ☐ WILL NOT ☐ attend the Special Meeting	I WILL ☐ WILL NOT ☐ attend the Special Meeting

NUMBER OF SHARES OWNED:	DATE: